Exhibit 10.6

ANTERIS TECHNOLOGIES GLOBAL CORP.

SHARE PRICE PERFORMANCE PLAN

SPP UNIT ADJUSTMENT NOTICE

December 18, 2024

Introduction

You are receiving this notice (this “Notice”) because Anteris Technologies Ltd, an Australian company (“ATL”), previously granted SPP Units to you under the Anteris Technologies Ltd Share Price Performance Plan (the “Plan”) and a related Award Notice (the “Award Notice”) that remain outstanding as of the date of this Notice (the “Outstanding SPP Units”). The purpose of this Notice is to inform you that, in connection with the recent reorganization of ATL, which included the formation of a new, publicly traded U.S. parent company above ATL, as further described below (the “Reorganization”), the Board of Directors of ATL (the “ATL Board”) took action pursuant to its authority under the Plan to adjust certain terms of the Outstanding SPP Units to take into account the impact of the Reorganization on the Award (collectively, the “Reorganization Adjustments”). Capitalized terms used, but not otherwise defined, in this Notice will have the meanings given to such terms in the Award Notice and, if not defined therein, in the Plan.

The Reorganization

For the purpose of reorganizing the operations of ATL, ATL formed Anteris Technologies Global Corp. (“ATGC”) and incorporated the new entity in the state of Delaware in the United States to become the ultimate parent company of ATL. To that end, pursuant to a scheme of arrangement under Australian law between ATL and its shareholders, ATGC received all of the issued and outstanding ordinary shares of ATL (the “ATL Shares”) and issued to ATL’s shareholders either one share of ATGC common stock, par value US$0.0001 per share (“ATGC Common Stock”), for every one ordinary share of ATL, or one CHESS Depositary Interest (“CDI”) over ATGC Common Stock for every one ordinary share of ATL. Subsequently, on December 13, 2024 (the “IPO Date”), ATGC issued ATGC Common Stock in an initial public offering on The Nasdaq Capital Market (the “IPO”). In connection with the Reorganization, ATL de-listed its securities from the Australian Securities Exchange (the “ASX”) and, on implementation of the Reorganization, became a wholly-owned subsidiary of ATGC. For more information about the Reorganization, please refer to the Registration Statement on Form S-1 originally filed by ATGC with the U.S. Securities and Exchange Commission on November 22, 2024, as amended (the “Registration Statement”). The Registration Statement is available online through a search for “Anteris Technologies Global Corp.” at www.sec.gov/search-filings.

The Reorganization Adjustments

Section 5(d) of the Plan provides that the Administrator may make equitable adjustments to the number of SPP Units awarded to an Eligible Recipient and to the terms of Outstanding SPP Units, including adjustments to reflect changes in the capital structure of ATL caused by one or more corporate events, including a reorganization. Furthermore, if the ATL Shares are at any point converted, exchanged or otherwise substituted with any other security, the ATL Board may, in its sole discretion, without your consent and to the extent permitted by, and in accordance with, all applicable law, adjust the terms of the Outstanding SPP Units to track the value of the Outstanding SPP Units so that you retain the then-current value of the Outstanding SPP Units prior to the adjustment.

In connection with the Reorganization and to ensure you retain the value of the Outstanding SPP Units immediately prior to the Reorganization and immediately following the Reorganization, the ATL Board adjusted the following terms of your Outstanding SPP Units pursuant to their terms on the date of implementation of the Reorganization:

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The Base Price of each Outstanding SPP Unit was adjusted in order to reflect the conversion from an Australian dollar price to a U.S. dollar price. The Base Price is now equal to US$15.28 (based on the opening exchange rate of A$1.00 to US$0.6367 on December 16, 2024).

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The term “Change of Control” as used in the Plan and your Award Notice was amended to mean the following: (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of ATGC to any Person and/or its Affiliates (other than to any Affiliates of ATGC); (ii) any consolidation, reorganization, merger or other transaction pursuant to which more than fifty percent (50%) of the combined voting power of the outstanding equity interests in ATGC ceases to be owned by the Persons who owned such interests immediately prior to the consummation of such consolidation, reorganization, merger or other transaction; or (iii) any one Person, or more than one Person acting as a group, acquires ownership of equity interests of ATGC that constitutes more than fifty percent (50%) of the total fair market value or total voting power of ATGC. For purposes of (iii) above, Persons will not be considered to be acting as a group solely because they purchase or own equity interests of the same entity at the same time.

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The term “Fair Market Value” as used in the Plan and in your Award Notice was amended to mean the closing sales price of a share of ATGC Common Stock as reported on The Nasdaq Capital Market.

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All references to “Shares” and “Shareholders” in the Plan and in your Award Notice were amended to reference ATGC Common Stock and shareholders of ATGC, respectively.

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[For purposes of determining when a “Tranche A Vesting Date” occurs on or after the IPO Date, the volume weighted average price of ATGC Common Stock will apply instead of the volume weighted average price of ATL Shares on the ASX and the threshold price will be US$38.20 (based on the opening exchange rate of A$1.00 to US$0.6367 on December 16, 2024) instead of AUD$60.

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For purposes of determining when a “Tranche B Vesting Date” occurs on or after the IPO Date, the volume weighted average price of ATGC Common Stock will apply instead of the volume weighted average price of ATL Shares on the ASX and the threshold price will be US$47.75 (based on the opening exchange rate of A$1.00 to US$0.6367 on December 16, 2024) instead of AUD$75.]1

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If you are an “Executive Officer” as defined under the ATGC Compensation Clawback Policy2, your Outstanding SPP Units may be subject to clawback under such policy, depending on the terms of such awards.

Unless otherwise set forth above, your Outstanding SPP Units will continue to be subject to the terms and conditions (including the applicable vesting schedule) set forth in your Award Notice. For the avoidance of doubt, the Reorganization did not trigger a Change of Control under your Award Notice. This Notice shall be taken together with, and shall serve as an amendment to, the Plan and applicable Award Notice governing your Outstanding SPP Units.

1 Note to Draft:  Include in notice for David St. Denis.
2 “Executive Officer” generally means ATGC’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of ATGC in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policymaking functions for ATGC. Executive officers of ATGC’s subsidiaries are deemed executive officers of ATGC if they perform such policy making functions for ATGC.  Please contact Human Resources if you have any questions about whether the policy applies to you.